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                                                                    EXHIBIT 10.2

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         This First Amendment to Employment Agreement (this "Amendment") is made and entered into as of April 4, 2005, by and between Wright Medical Technology, Inc., a Delaware corporation (the "Company"), and Laurence Y. Fairey (the "Employee").

         Introduction. The Company and the Employee are parties to an Employment Agreement dated as of July 1, 2004 (the "Agreement"). The Company and the Employee desire to amend certain provisions of the Agreement. Based on the foregoing, and for and in consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

         1. Amendment of Paragraphs 4(b)-(e). Paragraphs 4(b)-(e) of the Agreement are amended to read as follows:

            "4.   Compensation Matters.

                             *       *       *

                  (b) Incentive Bonus. During the Employee's employment hereunder, in addition to the Base Salary, the Employee shall be eligible to receive an annual performance incentive bonus (an "Incentive Bonus") in accordance with the terms and subject to the conditions of the Company's Executive Performance Incentive Plan, as the same may be amended from time to time (the "Incentive Plan"). The Employee's entitlement to an Incentive Bonus for any year will depend on whether, and to what extent, certain performance goals established for such year by the Compensation Committee of the Board (the "Committee") have been achieved. The Incentive Bonus, if any, payable to the Employee for any year shall not exceed two times the Base Salary earned by the Employee in such year. The Committee shall determine in good faith the Employee's entitlement to an Incentive Bonus based on the achievement of such performance goals as soon as reasonably practicable after the end of each year. The Company shall pay the Incentive Bonus, if any, to the Employee within ten (10) days after the Committee makes such determination and in any event not later than March 15 of the year following the year in which the services upon which the Incentive Bonus is based were performed.

                  (c) Equity Incentive Plan Awards. The Employee shall be eligible to receive stock options and other awards granted by the Committee from time to time under the Company's Third Amended and Restated 1999 Equity Incentive Plan, as the same may be amended from time to time (the "Equity Plan"). Any such grant of stock options or other awards under the Equity Plan shall be made in accordance with and subject to the terms of the Equity Plan and any agreement pursuant to which such stock options or other awards are granted.

                  (d) Fringe Benefits. The Employee shall be eligible to receive, and to participate in programs for, such fringe benefits (including, without limitation, medical insurance and retirement benefits) as the Company may make available generally to its executive officers from time to time during the term of this Agreement. The Employee shall be responsible for making any generally applicable employee contributions required under such fringe benefit programs.

                  (e) Annual Compensation Review. The Committee shall review the Employee's compensation at least once per year and shall make any increase to the Base Salary or award any bonus to the Employee that the Committee, in its sole and absolute discretion, determines is merited based upon the Employee's performance and is consistent with the Company's compensation policies. The Company shall pay any bonus to the Employee not later than March 15 of the year following the year in which the services upon which the bonus in based were performed."

         2. Amendment of Paragraphs 7(a)(i), 7(b) and 7(c). Paragraphs 7(a)(i), 7(b) and 7(c) of the Agreement are amended to read as follows:

            "7.   Term.

                  (a) The Employee's employment under this Agreement shall commence on the Effective Date and shall expire on June 30, 2008. Notwithstanding the foregoing but subject to paragraph 7(b), the Company may, at its election, terminate the obligations of the Company as follows:

                      (i) Upon 30 days' notice if the Employee becomes disabled, meaning that as a result of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, the Employee either (A) is unable to engage in any substantial gainful activity, or (B) receives income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the Company; or

                                  *       *       *

                  (b) (i) If this Agreement is terminated pursuant to paragraph 7(a)(i), the Company, subject to paragraph 11(c), shall provide to the Employee with respect to a period of eighteen (18) months after the date of termination (A) (1) the Base Salary for such period, at the Base Salary in effect on the date of termination, minus (2) the amount or amounts (if any) that the Employee receives during such period under any disability insurance policy or plan maintained by the Company or the Employee or under Social Security or similar laws, which net amount shall be payable (after deduction of applicable payroll taxes) in accordance with the Company's customary payroll practices in



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

         effect from time to time, and (B) continued coverage for such period under the Company's then existing health benefit and life insurance programs on the same terms that were applicable to the Employee on the date of termination.

                      (ii) If this Agreement is terminated pursuant to paragraph 7(a)(ii), or if the Employee resigns, the Company, subject to paragraph 11(c), may, but shall not be obligated to, provide to the Employee, for and in consideration of the Employee's compliance with the covenants set forth in paragraph 11, with respect to a period of up to twenty-four (24) months after the date of termination or resignation, as determined by the Company in its sole and absolute discretion, the Base Salary for such period, at the Base Salary in effect on the date of termination or resignation, payable (after deduction of applicable payroll taxes) in accordance with the Company's customary payroll practices in effect from time to time and with a final payment due not later than March 15 of the year following the year in which the termination or resignation occurred.

                      (iii) If this Agreement is terminated pursuant to paragraph 7(a)(iii), the Company, subject to paragraph 11(c), shall provide to the Employee, for and in consideration of the Employee's compliance with the covenants set forth in paragraph 11, with respect to a period of not less than twelve (12) months and not more than twenty-four (24) months after the date of termination, as determined by the Company in its sole and absolute discretion, (A) the Base Salary for such period, at the Base Salary in effect on the date of termination, payable (after deduction of applicable payroll taxes) in accordance with the Company's customary payroll practices in effect from time to time and with a final payment due not later than March 15 of the year following the year in which the termination occurred, and
         (B) continued coverage for such period under the Company's then existing health benefit and life insurance programs on the same terms that were applicable to the Employee on the date of termination.

                  (c) The Employee shall be under no obligation to mitigate any of the costs incurred by the Company in providing post-employment pay and benefits to the Employee under paragraph 7(b)."

         3. Amendment of Paragraph 11. Paragraph 11 of the Agreement is amended to read as follows:

            "11.  Covenants Not To Compete or Interfere.

                  (a) During the term of this Agreement and the period, if any, with respect to which the Company provides post-employment pay and benefits to the Employee under paragraph 7(b), the Employee shall not, directly or indirectly (whether as an officer, director, owner, employee, partner or other participant), engage in any Competitive Business in any part of the world. As used herein, the term "Competitive Business" means the manufacturing, supplying, producing, selling, distributing, marketing, or providing for sale of any orthopaedic product, device or instrument manufactured or sold by the


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

         Company or its subsidiaries or in clinical development sponsored by the Company or its subsidiaries, in each case, as of the date of termination of the Employee's employment.

                  (b) During the term of this Agreement and the period, if any, with respect to which the Company provides post-employment pay and benefits to the Employee under paragraph 7(b), the Employee shall not interfere with, disrupt or attempt to interfere with or disrupt the relationships, contractual and otherwise, between the Company and its subsidiaries and the suppliers, employees, sales representatives, distributors, customers, contractors, lessors and lessees of the Company and its subsidiaries.

                  (c) Without limiting the rights and remedies available to the Company, in the event of any breach by the Employee of any of the covenants set forth in this paragraph 11:

                      (i) the Company's obligation to make any payment or provide any benefits to the Employee under paragraphs 7(b) and 13 shall cease immediately and permanently;

                      (ii) the Employee shall repay to the Company, within ten
         (10) days after he receives written demand therefor, an amount equal to
         (A) ninety percent (90%) of the payments and benefits previously received by the Employee under paragraphs 7(b) and 13 of this Agreement, plus (B) interest on such amount, at an annual rate equal to the lesser of (1) 10 percent (10%) or (2) the maximum non-usurious rate under applicable law, from the dates on which such payments and benefits were received to the date of repayment to the Company; and

                      (iii) the Employee shall pay to the Company from time to time, within ten (10) days after he receives written demand therefor, an amount or amounts equal to the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by or on behalf of the Company in enforcing this paragraph 11(c) from and after the date on which the Company delivers notice of such breach to the Employee.

                  (d) It is the desire and intent of the parties that the provisions of this paragraph 11 be enforced to the fullest extent permissible under the applicable laws in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this paragraph 11 is adjudicated to be invalid or unenforceable, this paragraph 11 shall be deemed curtailed, whether as to time or location, to the minimum extent required for its validity under applicable law and shall be binding and enforceable with respect to the Employee as so curtailed, such curtailment to apply only with respect to the operation of this paragraph 11 in the jurisdiction in which such adjudication is made. If a court in any jurisdiction, in adjudicating the validity of this paragraph 11, imposes any


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         additional terms or restrictions with respect to this paragraph 11, this paragraph 11 shall be deemed amended to incorporate such additional terms or restrictions."


         4. Amendment of Paragraph 12. Paragraph 12 of the Agreement is amended to read as follows:

                  "12. Remedies. The Employee acknowledges and agrees that (a) a monetary remedy for any breach of any of the covenants set forth in paragraphs 9, 10 and 11 would be inadequate and impracticable, (b) such a breach would cause the Company irreparable harm, and (c) the Company shall be entitled to specific performance and to temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages. Therefore, in addition to any other right or remedy to which the Company may be entitled at law or in equity (including, without limitation, the rights and remedies set forth in paragraph 11(c)), the Company shall be entitled to enforce the covenants set forth in paragraphs 9, 10 and 11 by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent any breach or threatened breach of any such covenants, without posting any bond or other undertaking."

         5. Amendment of Paragraph 13. Paragraph 13 of the Agreement is amended to read as follows:

            "13.  Certain Change in Control.

                  (a) If a transaction resulting in a Change in Control (a "CIC Transaction") occurs on or before March 31, 2007, wherein the aggregate Market Value of the cash, securities or other property received or to be received by the Company's stockholders (other than stockholders exercising their appraisal rights, if any, under applicable law) as consideration (the "CIC Consideration") is less than or equal to $44.00 per share as of the date on which the CIC Transaction occurs (the "CIC Date"), then the Company (or the surviving entity in the CIC Transaction (the "Surviving Entity")) shall make a one-time payment to the Employee, in cash in a single lump sum within fifteen (15) days after the CIC Date, in an amount equal to the Net Value plus the Tax Amount minus the Intrinsic Option Value (the "CIC Payment"). The CIC Payment shall be calculated on behalf of the Company (or the Surviving Entity) by an independent, nationally recognized accounting firm or executive compensation consulting firm to be selected by the Company (or the Surviving Entity). Together with the CIC Payment, the Company (or the CIC Surviving Entity) shall provide the Employee with written materials setting forth in reasonable detail the calculation of the CIC Payment.

                  (b) In connection with the CIC Transaction, (i) the Company shall accelerate the vesting of any and all unvested Stock Options so that all such Stock Options are fully exercisable on the CIC Date; (ii) the Company shall cancel, with the Employee's express consent (which the Employee hereby


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         provides), any and all "out-of-the-money" Stock Options immediately prior to the CIC Date; and (iii) the Employee shall exercise any and all "in-the-money" Stock Options on the CIC Date, unless the agreement pursuant to which the CIC Transaction occurs provides for the deemed exercise of the Stock Options as of the CIC Date.

                  (c) For the purposes of this Agreement, the following terms have the meanings specified below:

                      "Change in Control" means the first to occur on or after April 4, 2005, of any of the following:

                      (i) the acquisition by any person or persons acting as a group ("Person") of capital stock of the Company which, when added to any capital stock of the Company already owned by the Person, constitutes more than fifty percent (50%) of either (A) the total fair market value of the outstanding capital stock of the Company, or (B) the total voting power of the outstanding capital stock of the Company; provided, however, that a Change in Control will not be deemed to have occurred when any Person who owns more than fifty percent (50%) of the total fair market value or the total voting power of the outstanding capital stock of the Company as of the date of this Agreement acquires any additional capital stock of the Company; and provided further, that an increase in the percentage of the outstanding capital stock of the Company owned by a Person as a result of a transaction in which the Company acquires its capital stock in exchange for property will be treated as an acquisition of such capital stock by such Person; or

                      (ii) the acquisition by a Person, in a single transaction or a series of transactions within a twelve (12) month period, of capital stock of the Company representing not less than thirty-five percent (35%) of the total voting power of the outstanding capital stock of the Company; or

                      (iii) the acquisition by a Person, in a single transaction or a series of transactions within a twelve (12) month period, of assets of the Company which have a total gross fair market value of not less than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s), in each case without regard to any liabilities associated with such assets; provided, however, that a Change in Control will not be deemed to have occurred when such assets are acquired by:

                            (A) an entity of which the Company owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock;


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                            (B) a Person which owns, directly or indirectly,
         fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock of the Company;

                            (C) an entity of which a Person described in clause
         (B) owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock;

                            (D) an entity which is controlled by the stockholders of the Company immediately after the transfer; or

                            (E) a stockholder of the Company in exchange for or with respect to capital stock of the Company; or

                      (iv) a majority of the members of the Board is replaced in any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

         In making a determination as to whether a Change in Control has occurred, the foregoing definition shall be construed and applied in a manner that avoids the imposition of federal income tax on the Employee by operation of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

                      The term "in-the-money," in describing a Stock Option, means that the Market Value of the underlying security exceeds the exercise price of the Stock Option.

                      "Intrinsic Option Value" means, with respect to in-the-money Stock Options, (i) the aggregate Market Value of the CIC Consideration as of the CIC Date received or to be received by the Employee upon the exercise or deemed exercise of the Stock Options, minus (ii) the aggregate exercise price of the Stock Options.

                      "Market Value" means, as of the date on which it is calculated, the following:

                      (i) in the case of cash, the dollar amount thereof;

                      (ii) in the case of any security, (A) if the security is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange on which the security is listed and traded on the day immediately preceding the calculation date, or if there was no such sale on that day, then on the last preceding day on which such a sale was reported; (B) if the security is not listed on any national securities exchange but is quoted on the Nasdaq Stock Market, the mean between


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         the highest and lowest sale prices reported on the day immediately preceding the calculation date, or if there was no such sale on that day, then on the last preceding day on which such a sale was reported; or (C) if the security is not listed on a national securities exchange or quoted on the Nasdaq Stock Market, the amount determined by the Board to be the fair market value based upon a good faith attempt to value the security accurately; and

                      (iii) in the case of any other property, the fair market value thereof determined by the Board based upon a good faith attempt to value such property accurately.

                      "Net Value" means an amount determined by reference to the Market Value of the CIC Consideration per share as of the CIC Date in accordance with the following table:

                   CIC Consideration
                       Per Share                               Net Value
                   -----------------                          ----------
                    $36.00 or below                           $3,000,000
                         $37.00                               $3,250,000
                         $38.00                               $3,500,000
                         $39.00                               $4,000,000
                         $40.00                               $4,500,000
                         $41.00                               $5,000,000
                         $42.00                               $5,500,000
                         $43.00                               $5,750,000
                         $44.00                               $6,000,000

         If the Market Value of the CIC Consideration per share as of the CIC Date falls between two whole numbers in the above table, the Net Value shall be adjusted proportionately. For example, if the CIC Consideration per share is $39.25, the Net Value shall be $4,125,000.

                      The term "out-of-the-money," in describing a Stock Option, means that the exercise price of the Stock Option exceeds the Market Value of the underlying security.

                      "Stock Options" means the unexpired stock options granted by the Company to the Employee under the Equity Plan or otherwise.

                      "Tax Amount" means the sum of all applicable income, Social Security, and Medicare taxes (at an assumed combined rate of 37.5%), excise taxes, and other taxes assessed by any federal, state, local or foreign government or governmental authority against the Employee in connection with the receipt of the CIC Payment."


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         6. Addition of Paragraph 21. The following is added as Paragraph 21 of the Agreement:

                  "21. Delayed Commencement of Certain Payments. Notwithstanding any provision of this Agreement to the contrary, the parties intend that this Agreement be construed and applied in a manner that will conform its provisions with the requirements for avoidance of additional federal income tax pursuant to Section 409A of the Code, to the extent that such Section applies to the payments provided hereunder. Without limiting the foregoing, in the event that the Employee is a "specified employee" within the contemplation of Section 409A(a)(2)(B) of the Code at the time that any payment otherwise would be made based upon the Employee's separation from service with the Company within the contemplation of Section 409A(a)(2)(A)(i) of the Code, then in no event shall such payment or the commencement thereof be made before the six-month anniversary of the date of such separation from service or, if earlier, the date of the Employee's post-separation death."

         7. Effect of Amendment. The provisions of this Amendment shall modify and supersede all inconsistent provisions of the Agreement. Except as expressly modified and superseded by this Amendment, the provisions of the Agreement are ratified and confirmed in all respects and shall remain in full force and effect. Any reference to the Agreement therein shall be and mean a reference to the Agreement as amended hereby.





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         IN WITNESS WHEREOF, this Amendment is executed and delivered by the parties hereto on April 6, 2005, but effective as of April 4, 2005.


                                       COMPANY:

                                       WRIGHT MEDICAL TECHNOLOGY, INC.


                                       By:  /s/ F. Barry Bays
                                            ----------------------------------
                                            F. Barry Bays
                                            Executive Chairman of the Board


                                       EMPLOYEE:


                                       /s/ Laurence Y. Fairey
                                       ---------------------------------------
                                       Laurence Y. Fairey










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